
<ARTICLE>      5
<MULTIPLIER>   1,000

<FISCAL-YEAR-END>                     DEC-31-1994
<PERIOD-END>                          DEC-31-1994
<PERIOD-TYPE>                            YEAR
<CASH>                                    345
<SECURITIES>                                0
<RECEIVABLES>                           1,688
<ALLOWANCES>                                0
<INVENTORY>                                 0
<CURRENT-ASSETS><F1>                        0
<PP&E>                                155,048
<DEPRECIATION>                         36,449
<TOTAL-ASSETS>                        162,843
<CURRENT-LIABILITIES><F1>                   0
<BONDS>                               113,251
<PREFERRED-MANDATORY>                       0
<PREFERRED>                                 0
<COMMON>                                   63
<OTHER-SE>                             24,793
<TOTAL-LIABILITY-AND-EQUITY>          162,843
<SALES>                                     0
<TOTAL-REVENUES>                       22,849
<CGS>                                       0
<TOTAL-COSTS>                          20,514
<OTHER-EXPENSES>                          541
<LOSS-PROVISION>                            0
<INTEREST-EXPENSE>                     10,343
<INCOME-PRETAX>                         2,916
<INCOME-TAX>                                0
<INCOME-CONTINUING>                     2,916
<DISCONTINUED>                              0
<EXTRAORDINARY>                             0
<CHANGES>                                   0
<NET-INCOME>                            2,916
<EPS-PRIMARY>                             .46
<EPS-DILUTED>                             .65

<F1> Mid-Atlantic Realty Trust (MART) is in the specialized real estate
<F1> industry for which the current/noncurrent distinction is deemed in
<F1> practice to have little or no relevance.  Therefore, MART prepares
<F1> unclassified balance sheets which do not report current assets or
<F1> current liabilities.

